UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of

Date of Report (Date of earliest event reported): December 17, 2010

GENERAL METALS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	000-30230	65-0488983
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

615 Sierra Rose Drive, Suite 1, Reno NV 89511
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (775) 583-4636

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 17, 2010, General Metals Corporation (the “Company”), Michael Powell, Robert Carrington, Daniel J. Forbush, David Salari, Larry Max Bigler, Keith M. Belingheri, Dan L. Dyer, Permundu K. Medhi, Michael Duncan, Robert Hesselgesser, M.D., Kenneth Robert Gearhart, Keith Alan Knight, Walter W. Knauss, and David L. Holmes entered into a Settlement Agreement (the “Settlement Agreement”) setting forth the parties’ agreement with respect to a good faith controversy (the “Contest”) over management of the Company, corporate policy and various related matters. The parties to the Settlement Agreement include (i) a majority of the Company’s board of directors then in office (the “Old Board”); (ii) individuals appointed under the terms of the Settlement Agreement to serve as board members; and (iii) each of the members of a shareholder group who filed a Schedule 13-D related to the Company on November 5, 2010 (collectively, the “13-D Shareholders”).

Under the Settlement Agreement, a majority of the members of the Old Board approved a reconstituted board of directors that consists of the individuals listed in Item 5.02 of this Form 8-K (the “New Board”).  The Settlement Agreement was approved by a majority of the members of the Old Board, and became effective upon the delivery of signatures among the various signatories thereto on December 17, 2010 (the “Effective Time”).

In addition to the transition in Board membership, the Settlement Agreement provides for the following, among other things:

●
At the Effective Time, the Company raised $125,000 through the issuance and sale of an aggregate of 3,125,000 units at a purchase price of $0.04 per unit to six (6) subscribers.  Each unit consists of one share of common stock and one common stock warrant, with each warrant having a term of twelve (12) months and an exercise price of $0.075 per share.

●
The signatories to the Settlement Agreement agreed to mutual general releases covering any potential actions or claims of any nature whatsoever, whether known or unknown, occurring any time on or prior to the date of the Settlement Agreement, and released any claims they may individually hold against each other and agreed not to assert or cooperate in asserting any derivative or direct claims against each other.

●
The Company agreed to indemnify each signatory to the Settlement Agreement against any costs or expenses by reason of such party entering into, and performing, or causing the Company to perform, the Settlement Agreement.

●	The Company and each signatory to the Settlement Agreement agreed not to disparage any and all other parties to the Settlement Agreement for a period of three (3) years from the Effective Time.

●
Until the next annual meeting of stockholders, the signatories to the Settlement Agreement (except in a capacity as members of the board of directors of the Company) and their affiliates agreed not to solicit proxies with respect to the election of directors or any other proposal and not to attempt, in their capacity as stockholders, to call a special meeting of stockholders for any purpose.

●
The 13-D Shareholders agreed to terminate their 13-D “group,” (as that term is defined in regulations promulgated by the U.S. Securities and Exchange Commission) and to amend their Schedule 13-D and all other SEC filings to reflect that a peaceful resolution to the Contest has been reached.

A copy of the Settlement Agreement is attached as Exhibit 10.1 and incorporated by reference herein. The foregoing description of the Settlement Agreement is qualified by reference to the full text of such exhibit.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On December 17, 2010, the Company issued an aggregate of 3,125,000 units at a purchase price of $0.04 per unit for gross proceeds of $125,000 to six (6) subscribers.  Each unit consists of one share of common stock and one non-transferable common share purchase warrants, each warrant exercisable for a period of twelve months at an exercise price of $0.075.  All six subscribers are U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933 (the “Securities Act”)) relying upon the exemption from registration requirements as provided in Section 4(2) of the Securities Act and Section 506 of Regulation D thereunder.

ITEM 5.01 CHANGE IN CONTROL OF REGISTRANT.

The change in the composition of the board of directors referred to in Item 5.02 of this Form 8-K that has occurred due to the Settlement Agreement may (although approved by the Old Board) be deemed to have resulted in a change of control of the Company. The description of the Settlement Agreement set forth in Item 10.1 of this Form 8-K is incorporated into this Item 5.01 by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b), (c) and (d)

Pursuant to the Settlement Agreement, effective as of December 17, 2010, (i) Michael Powell, Robert Carrington and David Salari resigned from membership on the board; and (ii) Larry Max Bigler, Keith M. Belingheri and Dan L. Dyer (the “New Directors”) were concurrently appointed as directors.  As of the date of this report, the board of directors consists of Daniel J. Forbush, Larry Max Bigler, Keith M. Belingheri, Dan L. Dyer and Paul Wang.

As of the date hereof, the New Directors have not yet been appointed to committees of the Board.  However, it is anticipated that the New Board will make a determination that each of Larry Max Bigler, Keith M. Belingheri and Dan L. Dyer are “independent,” as the term is used in Item 407(a)(1) of Regulation S-K under the Securities Exchange Act of 1934, as amended, and as defined by NASDAQ Listing Rule 5605(a)(2).  Accordingly, it is anticipated that the New Directors will be asked to serve on committees of the Board as independent directors.  One particular expectation is that Larry M. Bigler will serve on the Audit Committee and will qualify as an “audit committee financial expert” as defined in Item 401(d)(5) of Regulation S-K.

Larry Bigler has over 30 years of mining experience. Mr. Bigler is a practicing Certified Public Accountant with many mining clients. Mr. Bigler formerly was CFO, Vice President, and Director for Oro Nevada Resources and was instrumental in raising C$ 40 million from an initial public offering. From 1987 until 1992 he was Treasurer and Controller for Getchell Gold where he completed an initial public offering and a gold loan. He has degrees in economics and accounting and has published many articles on mining financial issues.

Keith M. Belingheri has held numerous engineering and mining operations management and executive positions during his more than 30 years of mining industry experience.  Mr. Belingheri currently serves as Vice President Operations for & and is a member of the Board Director of Inter-Rock Minerals Inc, a Canadian public company.  He started with Inter-Rock in June 2001.  During his career, Mr. Belingheri has developed mining operations from initial exploration through production, managed operations, engineering, and project to successful and profitable conclusions using both open pit and underground mining methods.  He has experience in crushing, screening, grinding, leaching, flotation, and SX-EW circuits for ore processing and reduced direct operating costs while maintaining outstanding operating safety performance including a seven-year safety record with zero lost time accidents and achievement of environmental and mine reclamation standards that resulted in industry recognition by the receipt of several important awards.  Mr. Belingheri's career  includes the following minng and mining services companies; Kappes, Cassiday & Associates, Glamis Gold Ltd. , Rayrock Mines, Inc., Pinson Mining Company (a partnership of Rayrock, Homestake Mining, and Barrick Mines).

Dan L. Dyer P.E., C.E.M is a Civil, Geotechnical, and Environmental Engineer and the President of Dyer Engineering Consultants, Inc., a multi-disciplinary Nevada corporation specializing in the innovative application of earth sciences and engineering to a wide range of clients both private and public since 1998.  Mr. Dyer has extensive experience in a wide range of mining services from his more than 35 years of engineering industry experience.  He has excellent relationships with both federal and state regulatory agencies and personnel that monitor, evaluate, review and approve mining permits in the state of Nevada as well as other jurisdictions.  Mr. Dyer and his firm are experts in heap leach pad design, groundwater studies - modeling and analysis, Water Pollution Control Permit applications, Plan of Operations, Solid Waste and Sanitation Permit applications, Air Quality Permit applications, tailings dam design, reclamation bond calculations, storm water management, hazardous materials management, and Rapid Infiltration Basin design

The Company has not yet entered into any compensatory arrangements with the New Directors. None of the newly appointed directors has or has had since the Company’s last fiscal year a relationship with the Company that would require disclosure under Item 404(a) of Regulation S-K. By action of the Old Board, on December 17, 2010, Mr. Wang was terminated as the President of the Company, effective immediately.  Also effective December 17, 2010, Daniel J. Forbush was appointed by the Old Board to serve as Chief Executive Officer of the Company.

Daniel J. Forbush, a Certified Public Accountant, has served as a Director and as Chief Financial Officer of the Company since March 2007.   Mr. Forbush has over 25 year of mining industry experience. Mr. Forbush’s diverse background in financial management includes positions at such Fortune 500 firms as Glamis Gold, Ltd., AMOCO, TENNECO and Arthur Andersen & Company. Beginning in 1999, Mr. Forbush focused on start-up opportunities including the building of a public accounting firm (Forbush and Associates) since November 2000 and business consulting firm (Core Business Builders Inc.) since January of 2004, and has functioned as Chief Financial Officer and Treasurer for a $25 million residential development and building contractor and a number of other smaller enterprises. He was initially recruited as Controller for Glamis Gold, Inc., the U.S. operating entity of Glamis Gold, Ltd. serving therein from 1988 to 1997 and Chief Financial Officer and Treasurer from 1997 to 1999, for Glamis Gold, Ltd., directing all aspects of financial, administrative and operations management for this $200MM NYSE-listed, multi-national corporation. Prior experience includes Corporate Director of Managerial Accounting, Echo Bay Mines, Ltd., 1986-1987. Nevada Operations Controller for Tenneco Minerals prior to its acquisition by Echo Bay Mines; General Accounting Supervisor for AMOCO; Assistant Controller for Cyprus Industrial Minerals Company; and, Senior Auditor for Arthur Andersen & Company.

The Company has not yet entered into any compensatory arrangement with Mr. Forbush with respect to his appointment as Chief Executive Officer.  Until such arrangements are made, Mr. Forbush will continue to receive for his service to the Company the same compensation to which he is currently entitled under his agreement to serve as Chief Financial Officer.

A copy of the press release announcing the settlement and the above resignations and appointments to the New Board has been filed as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 7.01 REGULATION FD DISCLOSURE.

Attached as Exhibit 99.1 is the press release filed in connection with the execution of the Settlement Agreement. The information in Exhibits 99.1 is not “filed” pursuant to the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any Securities Act registration statements.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

10.1
Settlement Agreement by and among General Metals Corporation, Michael Powell, Robert Carrington, Daniel J. Forbush, David Salari, Larry Max Bigler, Keith M. Belingheri, Dan L. Dyer, Permundu K. Medhi, Michael Duncan, Robert Hesselgesser, M.D., Kenneth Robert Gearhart, Keith Alan Knight, Walter W. Knauss, and David L. Homes dated as of December 17, 2010.

99.1	Press release dated December 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL METALS CORPORATION

Dated: December 23, 2010	By:	/s/ Daniel J. Forbush
Name: Daniel J. Forbush
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1
Settlement Agreement by and among General Metals Corporation, Michael Powell, Robert Carrington, Daniel J. Forbush, David Salari, Larry Max Bigler, Keith M. Belingheri, Dan L. Dyer, Permundu K. Medhi, Michael Duncan, Robert Hesselgesser, M.D., Kenneth Robert Gearhart, Keith Alan Knight, Walter W. Knauss, and David L. Homes dated as of December 17, 2010.

99.1	Press release dated December 23, 2010.

7